Exhibit 99.1

Yum China Reports Full Year Operating Profit of US$640 million, up 31% year-over-year

Led by Margin Expansion and New Unit Openings;

Board Authorizes Share Repurchase Program

Shanghai, China (February 8, 2017) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC) today reported unaudited results for the full year and fourth quarter ended December 31, 2016. Reported GAAP results include Special Items, which are excluded from non-GAAP measures.  Special Items are not allocated to any segment and therefore only impact reported results of Yum China.  See Reconciliation of Reported Results to Non-GAAP Measures within this release.

The Board of Directors authorized Yum China to repurchase up to $300 million of shares of common stock.

Full-Year Highlights

●	Total system sales grew 5%, including growth of 6% at KFC and 3% at Pizza Hut Casual Dining, excluding foreign currency translation (“F/X”).
●	Opened 575 new restaurants for the full year, or 5% net growth, surpassing 7,500 restaurants in China.
●	Same-store sales were flat, with an increase of 3% at KFC, offset by a decline of 7% at Pizza Hut Casual Dining.
●	Total restaurant margin increased 2.7 percentage points to 15.3%, primarily aided by the impact of retail tax structure reform implemented on May 1, 2016.
●

Reported operating profit grew 31%, primarily aided by the impact of retail tax structure reform. Foreign currency translation negatively impacted operating profit by $36 million. Excluding F/X and Special Items, operating profit grew 37%.

Fourth-Quarter Highlights

●	Total system sales grew 4%, including growth of 4% at KFC and 6% at Pizza Hut Casual Dining, excluding F/X.
●	Opened 302 new restaurants during the quarter.
●	Same-store sales were flat, with an increase of 1% at KFC, offset by a decline of 3% at Pizza Hut Casual Dining.
●	Foreign currency translation negatively impacted operating profit by $5 million.

Key Financial Results

	Fourth Quarter				Full Year
(in US$ million, except			% Change				% Change
for per share data and percentages)	2016	2015	Reported	Ex F/X	2016	2015	Reported	Ex F/X
Reported Operating Profit	$58	$5	922%	1,010%	$640	$488	31%	38%
Operating Profit Before Special Items[1]	$75	$20	265%	288%	$655	$503	30%	37%
Diluted EPS	$0.23	$(0.08)	NM	NM	$1.36	$0.89	53%	62%
Diluted EPS Before Special Items[1]	$0.17	$(0.05)	NM	NM	$1.28	$0.92	39%	48%

1 See Reconciliation of Reported Results to Non-GAAP Measures included in the accompanying tables of this release for further details.

Note:  All comparisons are versus the same period a year ago.

Consistent with prior years, Yum China’s fiscal fourth quarter includes September, October, November and December results.

Yum China Holdings, Inc.. •  Shanghai, China •  Website http://ir.yumchina.com

CEO Comments

“This was a momentous year for Yum China. We successfully became an independent, publicly traded company while simultaneously improving our business performance and investing for future growth.  At year end 2016 with over 7,500 restaurants nationwide, we extended our market-leading position in China” said Micky Pant, CEO.

“For our shareholders, we exceeded our 2016 financial targets* in operating profit, restaurant margin and adjusted EBITDA. We continue to focus on our long-term growth formula: new unit development, same-store sales growth, and continued restaurant margin improvement. Right now, our top priority is consistently delivering positive same-store sales growth.  During 2016, we continued to build a foundation for long-term growth with emphasis on product innovation, investments in refurbishing our restaurants, and focus on digital engagement with our customers.

2016 was a ground breaking year for Yum China in Digital and Delivery. Our loyalty programs have over 80 million members between KFC and Pizza Hut and are ranked #1 in the restaurant industry worldwide in terms of number of members.  Total delivery sales reached approximately US$700 million, and in 2016, we were #1 among restaurant operators in terms of online sales in China.  Cashless payment accounted for about 30% of our company sales.

Yum China has a long and successful track record of doing business in China, and 2017 marks the 30th anniversary of the launch of KFC in China. While we have achieved a lot in the past three decades, our growth plans give us confidence that we are well-positioned to drive strong operating performance and generate high returns for our shareholders over the long run. We believe the majority of our restaurants in China are yet to be built.”

New-Unit Development and Asset Upgrades

We believe development opportunities across China will provide us with new restaurant growth for all of our brands.  Increasing urban population, continued development of city clusters and new transportation hubs provide growth opportunities for our nationwide development team.

●	Opened 575 new restaurants for the year and 302 for the fourth quarter, driven by development of the KFC brand.
●	96 of the new restaurants were opened in 56 new cities.
●	Remodeled 791 restaurants, focused on KFC. Over 75% of Yum China’s current store portfolio has been remodeled or built in the past five years.
●	Opened first Taco Bell restaurant in Shanghai, China.

	New Units		Restaurant Count
	Fourth Quarter	Full Year	Full Year	% Change[1]
Yum China	302	575	7,562	5%
KFC	179	323	5,224	4%
Pizza Hut Casual Dining	87	178	1,714	9%
Pizza Hut Home Service, Little Sheep, East Dawning and Taco Bell	36	74	624	4%

1 Represents year-over-year change

* As detailed in our October 2016 investor conference.

Digital and Delivery Annual Update

Digital and delivery provide us with new growth opportunities.  We are aggressively embracing leading technologies such as location-based service and mobile payment. Our delivery business has continued to grow with our own network and with the help of aggregators.

●	Members in the loyalty programs increased to over 60 million for KFC and over 20 million for Pizza Hut Casual Dining at year end.
●	Mobile payments reached about 17% of company sales in 2016, with over $2 billion in company sales paid using cashless payment methods.
●	Delivery represented about 10% of company sales for 2016.

Restaurant Margin

●

For the year, Yum China restaurant margin increased 2.7 percentage points to 15.3%, primarily aided by the impact of retail tax structure reform.  This is reflected primarily in lower food and paper cost.  Wage inflation of 8% partially offset these effects.

●

For the quarter, Yum China restaurant margin increased 3.0 percentage points to 11.0%, primarily aided by the impact of retail tax structure reform.  Wage inflation companywide and commodity inflation at KFC partially offset these effects.

	Fourth Quarter			Full Year
	2016	2015	% ppts change	2016	2015	% ppts change
Yum China	11.0%	8.0%	3.0	15.3%	12.6%	2.7
KFC	11.7%	9.5%	2.2	16.3%	13.3%	3.0
Pizza Hut Casual Dining	10.4%	5.6%	4.8	14.0%	12.3%	1.7

Diluted Share Count

Pursuant to the strategic investment agreement between Yum China, Primavera Capital Group (“Primavera”), and Zhejiang Ant Small and Micro Financial Services Group Co., Ltd. (“Ant Financial”), collectively referred to as strategic investors, Yum China issued approximately 19 million shares of common stock to Primavera and Ant Financial on November 1, 2016. The reported full year 2016 diluted share count of 369 million is based on the weighted average number of days for the period that the shares or dilutive equity awards were outstanding, and includes only two months of impact from the shares issued to our two strategic investors on November 1, 2016 and public company stock compensation programs. On a pro forma basis, assuming all shares and dilutive equity awards were issued and outstanding on January 1, 2016, the total diluted share count would be 395 million.  This would have reduced diluted EPS to $1.27 from $1.36.

(in US$ million, except for per share data)	Reported	Pro Forma Adjustments	Pro Forma
Net Income – Yum China	$502	—	$502
Weighted average diluted shares outstanding	369,143,838	26,208,256	395,352,094
Diluted Earnings Per Share	$1.36	—	$1.27

Share Repurchase Program

The Board of Directors authorized Yum China to repurchase up to $300 million of shares of common stock. These shares may be repurchased from time to time in the open market, through privately negotiated transactions or other programs, subject to market conditions and other factors.

Conference Call

Yum China Holdings, Inc. will host a conference call to review the Company's financial performance and strategies at 7:00 p.m. US Eastern Time on Tuesday, February 7, 2017 (8:00 a.m. Beijing/HK time on February 8, 2017).  A copy of the presentation will be available on the Yum China Holdings, Inc. website, http://ir.yumchina.com

US:	+1-845-675-0437 or +1-866-519-4004
Hong Kong:	+852-3018-6771 or 800-906-601
Mainland China:	400-6208-038 or 800-8190-121
International:	+65-6713-5090
Passcode:	Yum China 2016

A replay of the conference call may be accessed by phone at the following numbers until February 15, 2017:

US:	+1-855-452-5696 or +1-646-254-3697
Hong Kong:	+852-3051 2780 or 800-963-117
International:	+61-2-8199-0299
Passcode:	52095978

The webcast and the playback can be accessed via the internet by visiting the Yum China Holdings, Inc. website, http://ir.yumchina.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future business plans and earnings and performance of Yum China, anticipated effects of population and macroeconomic trends, and statements regarding the capital structure of Yum China. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in the Information Statement included in our Registration Statement on Form 10) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, which opened its first restaurant in China at the end of 2016. Yum China also owns the Little Sheep and East Dawning concepts outright. Yum China is well positioned for growth thanks to its strong competitive position, integration of its brands into Chinese popular culture and consumers' daily lives, expanding geographic footprint in China and existing operational expertise. It has a strong capital position, no external debt and expects to continue growing its system sales and profit by adding new restaurants and through growing same-store sales. Yum China had more than 7,500 restaurants and more than 420,000 employees in over 1,100 cities at 2016 year end. A new generation of younger consumers who are digitally sophisticated and brand driven are fueling growth in consumption in China. The ongoing growth of the middle class and urban population in China is expected to create the world's largest market for restaurant brands, with Yum China poised to be the market leader.

Analysts are invited to contact:
Christie Ju, Vice President – Finance, Investor Relations, at +86 21 2407 8090
Michelle Shen, Director – Finance, Investor Relations, at +86 21 2407 8260
Members of the media are invited to contact:
Forest Liu, Director, Public Affairs, at +86 21 2407 7505

Yum China Holdings, Inc.

Consolidated and Combined Summary of Results

(amounts in US$ million, except for number of shares and per share amounts)

(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/31/16	12/31/15	B/(W)	12/31/16	12/31/15	B/(W)
Revenues
Company sales	$1,938	$2,011	(4)	$6,622	$6,789	(2)
Franchise fees and income	40	37	8	130	120	8
Total revenues	1,978	2,048	(3)	6,752	6,909	(2)
Costs and Expenses, Net
Company restaurants
Food and paper	558	641	13	1,919	2,159	11
Payroll and employee benefits	469	453	(3)	1,432	1,386	(3)
Occupancy and other operating expenses	697	754	8	2,259	2,386	5
Company restaurant expenses	1,724	1,848	7	5,610	5,931	5
General and administrative expenses	153	137	(12)	424	395	(7)
Franchise expenses	20	21	3	71	70	(1)
Closures and impairment expenses, net	42	42	—	78	64	(22)
Refranchising gain, net	(7)	(6)	—	(15)	(13)	9
Other (income) expense, net	(12)	1	NM	(56)	(26)	113
Total costs and expenses, net	1,920	2,043	6	6,112	6,421	5
Operating Profit	58	5	922	640	488	31
Interest income, net	4	4	19	11	8	50
Changes in fair value of financial instruments	21	—	NM	21	—	NM
Income Before Income Taxes	83	9	830	672	496	36
Income tax benefit (provision)	7	(38)	NM	(158)	(168)	6
Net income (loss) – including noncontrolling interests	90	(29)	NM	514	328	57
Net income – noncontrolling interests	2	—	NM	12	5	154
Net Income (Loss) – Yum China Holdings, Inc.	$88	$(29)	NM	$502	$323	55
Effective tax rate	(8.4)%	437.4%	NM	23.5%	33.9%	10.4	ppts.

Basic Earnings (Loss) Per Share	$0.23	$(0.08)	NM	$1.36	$0.89	54
Weighted average shares outstanding	375,718,539	363,758,219	NM	367,744,992	363,758,219	NM

Diluted Earnings (Loss) Per Share	$0.23	$(0.08)	NM	$1.36	$0.89	53
Weighted average shares outstanding	379,915,075	363,758,219	NM	369,143,838	363,758,219	NM

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(amounts in US$ million)

(unaudited)

	Quarter ended		% Change		Year ended		% Change
	12/31/16	12/31/15	B/(W)		12/31/16	12/31/15	B/(W)
Revenues
Company sales	$1,334	$1,395	(4)		$4,572	$4,652	(2)
Franchise fees and income	37	35	6		124	116	7
Total revenues	1,371	1,430	(4)		4,696	4,768	(2)
Costs and Expenses, Net
Company restaurants
Food and paper	401	454	12		1,368	1,512	10
Payroll and employee benefits	308	298	(3)		933	903	(3)
Occupancy and other operating expenses	469	509	8		1,525	1,617	6
Company restaurant expenses	1,178	1,261	7		3,826	4,032	5
General and administrative expenses	60	54	(11)		161	150	(7)
Franchise expenses	18	21	14		68	70	2
Closures and impairment expenses, net	16	33	51		41	50	18
Other income, net	(7)	(7)	(1)		(45)	(33)	37
Total costs and expenses, net	1,265	1,362	7		4,051	4,269	5
Operating Profit	$106	$68	60		$645	$499	29
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.1	32.5	2.4	ppts.	29.9	32.5	2.6	ppts.
Payroll and employee benefits	23.1	21.3	(1.8)	ppts.	20.4	19.4	(1.0)	ppts.
Occupancy and other operating expenses	35.1	36.7	1.6	ppts.	33.4	34.8	1.4	ppts.
Restaurant margin	11.7%	9.5%	2.2	ppts.	16.3%	13.3%	3.0	ppts.
Operating margin	7.9%	4.7%	3.2	ppts.	14.1%	10.7%	3.4	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Casual Dining Operating Results

(amounts in US$ million)

(unaudited)

	Quarter ended		% Change		Year ended		% Change
	12/31/16	12/31/15	B/(W)		12/31/16	12/31/15	B/(W)
Revenues
Company sales	$520	523	—		$1,772	1,824	(3)
Franchise fees and income	1	1	57		2	1	142
Total revenues	521	524	—		1,774	1,825	(3)
Costs and Expenses, Net
Company restaurants
Food and paper	131	156	16		464	543	14
Payroll and employee benefits	135	126	(7)		415	391	(6)
Occupancy and other operating expenses	200	212	5		645	665	3
Company restaurant expenses	466	494	5		1,524	1,599	5
General and administrative expenses	26	24	(10)		80	73	(10)
Franchise expenses	2	—	NM		3	—	NM
Closures and impairment expenses, net	7	7	15		17	8	(112)
Total costs and expenses, net	501	525	5		1,624	1,680	3
Operating Profit	$20	$(1)	NM		$150	$145	4
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	25.2	29.8	4.6	ppts.	26.2	29.8	3.6	ppts.
Payroll and employee benefits	25.9	24.1	(1.8)	ppts.	23.4	21.5	(1.9)	ppts.
Occupancy and other operating expenses	38.5	40.5	2.0	ppts.	36.4	36.4	—	ppts.
Restaurant margin	10.4%	5.6%	4.8	ppts.	14.0%	12.3%	1.7	ppts.
Operating margin	4.1%	(0.1)%	4.2	ppts.	8.5%	7.9%	0.5	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Consolidated and Combined Balance Sheets

(amounts in US$ million, except for number of shares)

(unaudited)

	12/31/16	12/31/15
ASSETS
Current Assets
Cash and cash equivalents	$885	$425
Short-term investments	79	—
Accounts receivable, net	74	33
Inventories, net	268	189
Prepaid expenses and other current assets	120	152
Total Current Assets	1,426	799
Property, plant and equipment, net	1,647	1,841
Goodwill	79	85
Intangible assets, net	88	107
Investments in unconsolidated affiliates	71	61
Other assets	254	192
Deferred income taxes	162	116
Total Assets	3,727	3,201
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	971	926
Income taxes payable	33	22
Total Current Liabilities	1,004	948
Capital lease obligations	28	34
Other liabilities and deferred credits	252	234
Total Liabilities	1,284	1,216
Redeemable Noncontrolling Interest	—	6
Equity
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 383,344,835.42 shares and nil shares issued and outstanding at December 31, 2016 and 2015, respectively	4	—
Treasury stock	(20)	—
Additional paid-in capital	2,352	—
Retained earnings(a)	40	—
Parent Company Investment(b)	—	1,791
Accumulated other comprehensive income	1	130
Total Equity – Yum China Holdings, Inc.	2,377	1,921
Noncontrolling interests	66	58
Total Equity	2,443	1,979
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$3,727	$3,201

(a)	Retained earnings represent the Company’s earnings after taxes generated from November 1, 2016 to December 31, 2016.
(b)

Parent Company Investment represents Yum! Brands, Inc.’s (“YUM”) historical investment in the Company, the Company’s accumulated net earnings after taxes, and the net effect of transactions with and allocations from YUM. Upon the spin-off, Parent Company Investment was reclassified into the Company’s common stock and additional paid-in capital.

Yum China Holdings, Inc.

Consolidated and Combined Statements of Cash Flows

(amounts in US$ million)

(unaudited)

	Year ended
	12/31/16	12/31/15
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$514	$328
Depreciation and amortization	402	425
Closures and impairment expenses	78	64
Refranchising gain	(15)	(13)
Deferred income taxes	(40)	29
Equity income from investments in unconsolidated affiliates	(54)	(41)
Distributions of income received from unconsolidated affiliates	35	21
Excess tax benefit from share-based compensation	(2)	(3)
Share-based compensation expense	16	14
Gain from changes in fair value of financial instruments	(21)	—
Changes in accounts receivable	(54)	(5)
Changes in inventories	(96)	61
Changes in prepaid expenses and other current assets	7	(8)
Changes in accounts payable and other current liabilities	123	31
Changes in income taxes payable	6	(14)
Other, net	(35)	21
Net Cash Provided by Operating Activities	864	910
Cash Flows - Investing Activities
Capital spending	(436)	(512)
Changes in short-term investments, net	(83)	—
Proceeds from refranchising of restaurants	32	27
Proceeds from disposal of aircraft	19	—
Other, net	(3)	(8)
Net Cash Used in Investing Activities	(471)	(493)
Cash Flows - Financing Activities
Net transfers to Parent	(357)	(214)
Payment of capital lease obligations	(3)	(2)
Excess tax benefit from share-based compensation	2	3
Proceeds from issuance of common stock and warrants	460	—
Other, net	(7)	—
Net Cash Provided by (Used in) Financing Activities	95	(213)
Effect of Exchange Rate on Cash and Cash Equivalents	(28)	(17)
Net Increase in Cash and Cash Equivalents	460	187
Cash and Cash Equivalents – Beginning of Year	425	238
Cash and Cash Equivalents – End of Year	$885	$425

Reconciliation of Reported Results to Non-GAAP Measures

(amounts in US$ million, except for number of shares and per share amounts)

(unaudited)

In this press release:

●

The Company provides certain percentage changes excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the foreign currency translation impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth includes the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales on the Consolidated and Combined Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●	Same-store sales growth is the estimated percentage change in sales of all restaurants that have been open and in the Company system one year or more.
●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin as a percentage of sales is defined as Restaurant profit divided by Company sales.

In addition to the results provided in accordance with US Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides non-GAAP measures which present Operating Profit before Special Items, Diluted Earnings (Loss) Per Common Share before Special Items, effective tax rate before Special Items and Adjusted EBITDA. Included in Special Items are reversal of (provision for) losses associated with planned sales of aircraft, incremental restaurant-level impairment upon spin-off, changes in fair value of financial instruments and impact of the redemption of the Little Sheep noncontrolling interest. These amounts are described in (b), (c), (d), (e) and (f) in the accompanying notes. The Company excludes impact from Special Items for the purpose of evaluating performance internally. Special Items are not included in any of our segment results. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.  These non-GAAP measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Consolidated and Combined Summary of Results and other information presented herein. A reconciliation of non-GAAP measures to the most directly comparable GAAP measures follows.

	Quarter ended		Year ended
	12/31/16	12/31/15	12/31/16	12/31/15
Detail of Special Items
Reversal of (provision for) losses associated with sales of aircraft(b)	—	(15)	2	(15)
Incremental restaurant-level impairment upon spin-off(c)	(17)	—	(17)	—
Special Items Expense - Operating Profit	(17)	(15)	(15)	(15)
Changes in fair value of financial instruments(d)	21	—	21	—
Tax benefit on Special Items(e)	17	4	16	4
Special items income (expense), net of tax – including noncontrolling interests	21	(11)	22	(11)
Special items income (expense), net of tax – noncontrolling interests(f)	—	—	(8)	—
Special Items Income (Expense), net of tax – Yum China Holdings, Inc.	21	(11)	30	(11)
Weighted average diluted shares outstanding	379,915,075	363,758,219	369,143,838	363,758,219
Special Items Diluted Earnings (Loss) Per Common Share	0.06	(0.03)	0.08	(0.03)
Reconciliation of Reported Operating Profit to Operating Profit Before Special Items
Reported Operating Profit	58	5	640	488
Special Items Expense - Operating Profit	(17)	(15)	(15)	(15)
Operating Profit before Special Items	75	20	655	503
Reconciliation of Reported EPS to EPS Before Special Items
Reported Diluted Earnings (Loss) Per Common Share	$0.23	$(0.08)	$1.36	$0.89
Special Items Diluted Earnings (Loss) Per Common Share	0.06	(0.03)	0.08	(0.03)
Diluted Earnings (Loss) Per Common Share before Special Items	$0.17	$(0.05)	$1.28	$0.92
Reconciliation of Reported Effective Tax Rate to Effective Tax Rate Before Special Items
Reported effective tax rate	(8.4)%	437.4%	23.5%	33.9%
Impact on tax rate as a result of Special Items	(20.6)%	257.1%	(2.7)%	0.2%
Effective tax rate before Special Items	12.2%	180.3%	26.2%	33.7%

Reconciliation of Reported Net Income (Loss) to Adjusted EBITDA

(amounts in US$ million, except per share amounts)

(unaudited)

Reported net income (loss), along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter ended		Year ended
	12/31/16	12/31/15	12/31/16	12/31/15
Reconciliation of Reported Net Income (Loss) to Adjusted EBITDA
Net Income (Loss) – Yum China Holdings, Inc.	$88	$(29)	$502	$323
Net income – noncontrolling interests	2	—	12	5
Income tax (benefit) provision	(7)	38	158	168
Interest income, net	(4)	(4)	(11)	(8)
Change in fair value of financial instruments	(21)	—	(21)	—
Reported Operating Profit	58	5	640	488
Depreciation and amortization	130	140	402	425
Store impairment charges	27	43	70	70
Special Items Expense – Operating Profit	17	15	15	15
Adjusted EBITDA	$232	$203	$1,127	$998

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Quarter Ended 12/31/16	KFC	Pizza Hut Casual Dining	Others	Corporate and Unallocated	Total
Total revenues	$1,371	$521	$86	$—	$1,978
Company restaurant expenses	1,178	466	80	—	1,724
General and administrative expenses	60	26	10	57	153
Franchise expenses	18	2	—	—	20
Closures and impairment expenses, net	16	7	2	17	42
Refranchising gain, net	—	—	—	(7)	(7)
Other income, net	(7)	—	(5)	—	(12)
	1,265	501	87	67	1,920
Operating Profit (Loss)	$106	$20	$(1)	$(67)	$58

Quarter Ended 12/31/15	KFC	Pizza Hut Casual Dining	Others	Corporate and Unallocated	Total
Total revenues	$1,430	$524	$94	$—	$2,048
Company restaurant expenses	1,261	494	93	—	1,848
General and administrative expenses	54	24	9	50	137
Franchise expenses	21	—	—	—	21
Closures and impairment expenses, net	33	7	2	—	42
Refranchising gain, net	—	—	—	(6)	(6)
Other income, net	(7)	—	(3)	11	1
	1,362	525	101	55	2,043
Operating Profit (Loss)	$68	$(1)	$(7)	$(55)	$5

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated and Combined Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items.  See Reconciliation of Reported Results to Non-GAAP Measures.

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Year ended 12/31/16	KFC	Pizza Hut Casual Dining	Others	Corporate and Unallocated	Total
Total revenues	$4,696	$1,774	$282	$—	$6,752
Company restaurant expenses	3,826	1,524	261	(1)	5,610
General and administrative expenses	161	80	30	153	424
Franchise expenses	68	3	—	—	71
Closures and impairment expenses, net	41	17	3	17	78
Refranchising gain, net	—	—	—	(15)	(15)
Other income, net	(45)	—	(6)	(5)	(56)
	4,051	1,624	288	149	6,112
Operating Profit (Loss)	$645	$150	$(6)	$(149)	$640

Year ended 12/31/15	KFC	Pizza Hut Casual Dining	Others	Corporate and Unallocated	Total
Total revenues	$4,768	$1,825	$316	$—	$6,909
Company restaurant expenses	4,032	1,599	300	—	5,931
General and administrative expenses	150	73	28	144	395
Franchise expenses	70	—	—	—	70
Closures and impairment expenses, net	50	8	6	—	64
Refranchising gain, net	—	—	—	(13)	(13)
Other income, net	(33)	—	(4)	11	(26)
	4,269	1,680	330	142	6,421
Operating Profit (Loss)	$499	$145	$(14)	$(142)	$488

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated and Combined Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items.  See Reconciliation of Reported Results to Non-GAAP Measures.

Notes to the Consolidated and Combined Summary of Results, Consolidated and

Combined Balance Sheets

and Consolidated and Combined Statements of Cash Flows

(amounts in US$ million)

(unaudited)

(a)

Amounts presented as of and for the quarter and year ended December 31, 2016 are unaudited, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 may contain updates to the information disclosed in this press release.

(b)

During 2015, we made the decision to dispose of a corporate aircraft in China and recognized a loss of $15 million associated with the planned sale of the aircraft for the year ended December 31, 2015. We completed the sale during 2016. The sale proceeds of $19 million was greater than the net book value of $17 million of the aircraft at the time of disposal, which resulted in the reversal of $2 million of the previously recognized loss.

(c)

Incremental restaurant-level impairment represents additional impairment as a result of including the impact from the license fee paid to YUM on the individual restaurants future cash flow, which is equal to 3% of net system sales. Such license fee did not impact the impairment assessment prior to the spin-off as it was considered an intercompany charge at the time, whereas it became a charge from a third party after the spin-off and therefore should be considered in the impairment assessment.

(d)

In connection with the investment agreement with strategic investors entered into on September 1, 2016, the Company issued 19,145,169 shares of common stock on November 1, 2016, subject to post-closing adjustment by December 30, 2016, and warrants to purchase additional shares of common stock. The post-closing adjustment and the warrants were accounted for as derivative instruments and liability-classified equity contracts, respectively. These financial instruments were initially measured at fair value on the date of issuance, with subsequent changes in fair value of $21 million recognized in earnings during the year ended December 31, 2016. No subsequent fair value measurements were recognized after December 30, 2016.

(e)

The tax benefit was determined based upon the impact of the nature of each Special Item tax effected at the 25% China tax rate or the 35% US tax rate, except for the $21 million changes in fair value of financial instruments associated with the strategic investment which resulted in no income tax expense. Additionally, during the year ended December 31, 2016, we recognized a tax benefit of $26 million related to the legal entity restructuring of our Little Sheep business.  $12 million of this benefit was attributed to previous Little Sheep impairment losses recognized within Special Items in 2013 and 2014 and as such was classified as a Special Item consistent with the classification of those historical impairments.

(f)

During the year ended December 31, 2016, the Little Sheep founding shareholders sold their remaining 7% Little Sheep ownership interest to the Company pursuant to their redemption rights. The difference between the purchase price of less than $1 million, which was determined using a non-fair value based formula pursuant to the agreement governing the redemption rights, and the carrying value of their redeemable noncontrolling interests was recorded as an $8 million loss attributable to noncontrolling interests.